                                                                     Exhibit 4.4



================================================================================














                            ------------------------


                                     FORM OF

                      AMENDED AND RESTATED TRUST AGREEMENT



                      CLEVELAND ELECTRIC FINANCING TRUST I



                        DATED AS OF _____________, 2001




                            ------------------------












================================================================================

   Certain Sections of this Amended and Restated Trust Agreement relating to
                         Section 310 through 315 of the
                          Trust Indenture Act of 1939:

                                                                                             Amended and
                                                                                             Restated
Trust Indenture                                                                              Trust Agreement
   Act Section                                                                               Section
   -----------                                                                               -------

Section 310(b)                      ....................................................     8.08
Section 311(b)                      ....................................................     8.13
Section 313(a)                      ....................................................     8.14(a)
Section 314(a)(4)                   ....................................................     8.15
           (c)                      ....................................................     8.16
           (c)(1)                   ....................................................     8.16
Section 315(a)                      ....................................................     8.01(a)
           (c)                      ....................................................     8.01(a)
           (d)(2)                   ....................................................     8.01(a)

----------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Amended and Restated Trust Agreement.

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                     ARTICLE I

                                                   DEFINED TERMS

Section 1.01      Definitions....................................................................................1

                                                     ARTICLE II

                                            ESTABLISHMENT OF THE TRUST

Section 2.01      Name..........................................................................................10
Section 2.02      Office of the Delaware Trustee; Principal Place of Business...................................10
Section 2.03      Initial Contribution of Trust Property; Organizational Expenses...............................10
Section 2.04      Issuance of the Preferred Securities..........................................................10
Section 2.05      Issuance of the Common Securities; Subscription and Purchase of Debentures....................11
Section 2.06      Declaration of Trust..........................................................................11
Section 2.07      Authorization to Enter into Certain Transactions..............................................12
Section 2.08      Assets of Trust...............................................................................15
Section 2.09      Title to Trust Property.......................................................................15
Section 2.10      Mergers.......................................................................................15

                                                    ARTICLE III

                                                  PAYMENT ACCOUNT

Section 3.01      Payment Account...............................................................................17

                                                      ARTICLE IV

                                             DISTRIBUTIONS; REDEMPTION

Section 4.01      Distributions.................................................................................17
Section 4.02      Redemption....................................................................................18
Section 4.03      Subordination of Common Securities............................................................20
Section 4.04      Payment Procedures............................................................................21
Section 4.05      Tax Returns and Reports.......................................................................21

                                                     ARTICLE V

                                          TRUST SECURITIES CERTIFICATES

Section 5.01      Initial Ownership.............................................................................21
Section 5.02      The Trust Securities Certificates.............................................................21
Section 5.03      Delivery of Trust Securities Certificates.....................................................22
Section 5.04      Registration of Transfer and Exchange of Preferred Securities Certificates....................22
Section 5.05      Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates............................23
Section 5.06      Persons Deemed Securityholders................................................................23
Section 5.07      Access to List of Securityholders' Names and Addresses........................................23
Section 5.08      Maintenance of Office or Agency...............................................................24
Section 5.09      Appointment of Paying Agent...................................................................24
Section 5.10      Ownership of Common Securities by Depositor...................................................24
Section 5.11      Book-entry Preferred Securities Certificates; Common Securities Certificate...................25
Section 5.12      Notices to Clearing Agency....................................................................26
Section 5.13      Definitive Preferred Securities Certificates..................................................26
Section 5.14      Rights of Securityholders.....................................................................26

                                                     ARTICLE VI

                                     ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

Section 6.01      Limitations on Voting Rights..................................................................27
Section 6.02      Notice of Meetings............................................................................28
Section 6.03      Meetings of Preferred Securityholders.........................................................29
Section 6.04      Voting Rights.................................................................................29
Section 6.05      Proxies, Etc..................................................................................29
Section 6.06      Securityholder Action by Written Consent......................................................30
Section 6.07      Record Date for Voting and Other Purposes.....................................................30
Section 6.08      Acts of Securityholders.......................................................................30
Section 6.09      Inspection of Records.........................................................................31

                                                     ARTICLE VII

                                       REPRESENTATIONS AND WARRANTIES OF THE
                                     PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE

Section 7.01      Property Trustee..............................................................................31
Section 7.02      Delaware Trustee..............................................................................32

                                                     ARTICLE VIII

                                                     THE TRUSTEES

Section 8.01      Certain Duties and Responsibilities...........................................................32
Section 8.02      Notice of Defaults............................................................................34
Section 8.03      Certain Rights of Property Trustee............................................................34
Section 8.04      Not Responsible For Recitals or Issuance of Securities........................................36
Section 8.05      May Hold Securities...........................................................................36
Section 8.06      Compensation; Fees; Indemnity.................................................................36
Section 8.07      Corporate Property Trustee Required; Eligibility Trustees.....................................37
Section 8.08      Conflicting Interests.........................................................................38
Section 8.09      Co-trustees and Separate Trustee..............................................................38
Section 8.10      Resignation and Removal; Appointment of Successor; Special Administrative Trustee.............39
Section 8.11      Acceptance of Appointment by Successor........................................................41
Section 8.12      Merger, Conversion, Consolidation Succession to Business......................................42
Section 8.13      Preferential Collection of Claims Against Depositor or Trust..................................42
Section 8.14      Reports by Property Trustee...................................................................42
Section 8.15      Reports to the Property Trustee...............................................................43
Section 8.16      Evidence of Compliance with Conditions Precedent..............................................43
Section 8.17      Number of Trustees............................................................................43
Section 8.18      Delegation of Power...........................................................................44
Section 8.19      Fiduciary Duty................................................................................44

                                                     ARTICLE IX

                                           DISSOLUTION AND LIQUIDATION

Section 9.01      Dissolution upon Expiration Date..............................................................45
Section 9.02      Early Dissolution.............................................................................45
Section 9.03      Dissolution...................................................................................45
Section 9.04      Liquidation...................................................................................46

                                                     ARTICLE X

                                             MISCELLANEOUS PROVISIONS

Section 10.01     Guarantee by the Depositor....................................................................47
Section 10.02     Limitation of Rights of Securityholders.......................................................47
Section 10.03     Amendment.....................................................................................48

Section 10.04     Separability..................................................................................49
Section 10.05     Governing Law.................................................................................49
Section 10.06     Successors....................................................................................49
Section 10.07     Headings......................................................................................49
Section 10.08     Notice and Demand.............................................................................49
Section 10.09     Agreement not to Petition.....................................................................50
Section 10.10     Trust Indenture Act; Conflict with Trust Indenture Act........................................50
Section 10.11     Counterparts..................................................................................51

EXHIBIT A         CERTIFICATE OF TRUST OF CLEVELAND ELECTRIC FINANCING TRUST
EXHIBIT B         CERTIFICATE DEPOSITORY AGREEMENT
EXHIBIT C         CERTIFICATE EVIDENCING COMMON SECURITIES OF CLEVELAND ELECTRIC FINANCING TRUST I
EXHIBIT D         AGREEMENT AS TO EXPENSES AND LIABILITIES
EXHIBIT E         ASSIGNMENT

         AMENDED AND RESTATED TRUST AGREEMENT, (this "Trust Agreement") dated as of _____________, 2001, among (i) The Cleveland Electric Illuminating Company, an Ohio corporation (the "Depositor" or "Cleveland Electric"), (ii) The Bank of New York, a banking corporation duly organized and existing under the laws of New York, as trustee (the "Property Trustee" and, in its individual capacity and not in its capacity as Property Trustee, the "Bank"), (iii) The Bank of New York (Delaware), a banking corporation duly organized under the laws of Delaware, as Delaware trustee (the "Delaware Trustee"), (iv), Thomas Navin and Randy Scilla, individuals, as trustees, each of whose address is c/o Cleveland Electric Illuminating Company, 76 South Main Street, Akron, Ohio (each an "Administrative Trustee" and together the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees"), and (v) the several Holders, as hereinafter defined,

                              W I T N E S S E T H:

         WHEREAS, the Depositor, the Property Trustee, the Delaware Trustee and the Administrative Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of June 7, 2001 (the "Original Trust Agreement"), and by the execution by the Property Trustee, the Delaware Trustee and the Administrative Trustees and filing with the Secretary of State of the State of Delaware of the Certificate of Trust, dated June 7, 2001, copies of which are attached as Exhibit A; and

         WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures, (ii) the issuance of the Common Securities by the Trust to the Depositor, and (iii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                    ARTICLE I

                                  DEFINED TERMS
                                  -------------

         Section 1.01 DEFINITIONS. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "ACT" has the meaning specified in Section 6.08.

         "ADDITIONAL AMOUNT" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Subordinated Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

         "ADMINISTRATIVE TRUSTEE" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement solely in their capacities as Administrative Trustees of the Trust and not in their individual capacities, or such trustee's successor in interest in such capacity, or any successor trustee or any Special Administrative Trustee appointed as herein provided.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "APPOINTMENT EVENT" has the meaning specified in Section 6.01(d).

         "BANK" has the meaning specified in the preamble to this Trust
Agreement.

         "BANKRUPTCY EVENT" means, with respect to any Person:

                        (i) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstated and in effect for a period of 60 consecutive days; or

                       (ii) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or of the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of all or substantially all of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any such action.

         "BANKRUPTCY LAWS" has the meaning specified in Section 10.09.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustees.

         "BOOK ENTRY PREFERRED SECURITIES CERTIFICATES" means a beneficial interest in the Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 5.11.

         "BUSINESS DAY" means a day other than (x) a Saturday or a Sunday, (y) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (z) a day on which the principal corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         "CERTIFICATE DEPOSITORY AGREEMENT" means the agreement among the Trust and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company will be the initial Clearing Agency.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING DATE" means the Time of Delivery as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMMON SECURITY" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "COMMON SECURITIES CERTIFICATE" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

         "CORPORATE TRUST OFFICE" means the principal corporate office of the Property Trustee located in New York, New York.

         "COVERED PERSON" means: (a) any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or the Trust's Affiliates; and (b) any Holder of Trust Securities.

         "DEBENTURE EVENT OF DEFAULT" means an "EVENT OF DEFAULT" as defined in the Subordinated Indenture.

         "DEBENTURE ISSUER" means The Cleveland Electric Illuminating Company, an Ohio corporation, in its capacity as issuer of the Debentures.

         "DEBENTURE REDEMPTION DATE" means a "Redemption Date" as defined in the Subordinated Indenture.

         "DEBENTURE TRUSTEE" means The Bank of New York, a banking corporation duly organized and existing under the laws of New York, as trustee under the Subordinated Indenture.

         "DEBENTURES" means the $_____________ aggregate principal amount (or $______aggregate principal amount if the underwriters exercise their over-allotment option granted pursuant to the Underwriting Agreement) of the Debenture Issuer's ___% Junior Subordinated Debentures, Series [ ], Due 2031, issued pursuant to the Subordinated Indenture.

         "DEFINITIVE PREFERRED SECURITIES CERTIFICATES" means either or both (as the context requires) of (i) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.11(a) and (ii) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

         "DELAWARE BUSINESS TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.3801, et seq., as it may be amended from time to time.

         "DELAWARE TRUSTEE" means the banking corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "DEPOSITOR" has the meaning specified in the preamble to this Trust Agreement and includes The Cleveland Electric Illuminating Company, an Ohio Corporation, or any successor entity in a merger, consolidation or amalgamation, in its capacity as Holder of the Common Securities.

         "DISTRIBUTION DATE" has the meaning specified in Section 4.01(a).

         "DISTRIBUTIONS" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

         "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                      (i) the occurrence of a Debenture Event of Default; or

                      (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                      (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                      (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause (ii) or (iii), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 10% in Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                      (v) the occurrence of a Bankruptcy Event with respect to the Trust.

         "EXPENSE AGREEMENT" means the Agreement as to Expenses and Liabilities, dated as of _____________, 2001, between Cleveland Electric and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

         "EXTENSION PERIOD" has the meaning specified in the Subordinated Indenture.

         "GLOBAL CERTIFICATE" has the meaning specified in Section 5.11.

         "GUARANTEE" means the Guarantee Agreement, dated as of _____________, 2001, executed and delivered by the Depositor and The Bank of New York, a New York banking corporation, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Preferred Securityholders, as amended from time to time.

         "INDEMNIFIED PERSON" means any Trustee, any Affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, or any employee or agent of the Trust or its Affiliates.

         "INVESTMENT COMPANY EVENT" means the receipt by the Administrative Trustees of an Opinion of Counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), to the effect that as a result of the occurrence of a change in law or regulation by any legislative body, court, governmental agency or regulatory authority (a

"Change in 1940 Act Law"), the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of the issuance of the Preferred Securities.

         "LIEN" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "LIKE AMOUNT" means (i) Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, or (ii) Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, as the case may be.

         "LIQUIDATION AMOUNT" means the stated amount of $25 per Trust Security.

         "LIQUIDATION DATE" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.04(a).

         "LIQUIDATION DISTRIBUTION" has the meaning specified in Section
9.04(d).

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, a Vice President or the Comptroller, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section
8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                  (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer upon which the statements or opinions of such officer contained in such Officers' Certificate are based;

                  (c) a statement that, in each such officer's opinion, such officer has made such examination or investigation as is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Trust, any of the Trustees or the Depositor, but not an employee of the Trust or any of the Trustees, and who shall be reasonably acceptable to the Trustees.

         "OPTION CLOSING DATE" has the meaning specified in the Underwriting Agreement.

         "ORIGINAL TRUST AGREEMENT" has the meaning specified in the recitals to this Trust Agreement.

         "OUTSTANDING," when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore delivered under this Trust Agreement, except:

                      (i) Preferred Securities theretofore cancelled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation;

                      (ii) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                      (iii) Preferred Securities which have been exchanged for or in lieu of which other Preferred Securities have been delivered pursuant to Section 5.05 of this Trust Agreement;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities which such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "OWNER" means each Person who is the beneficial owner of a Book Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "PAYING AGENT" means any paying agent or co-paying agent appointed pursuant to Section 5.09 and shall initially be The Bank of New York.

         "PAYMENT ACCOUNT" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 4.01 and 4.02.

         "PERSON" means any individual, corporation, company, limited liability company, association, joint stock company, partnership, joint venture, trust, business trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PREFERRED SECURITY" means an undivided beneficial interest in assets of the Trust, having a Liquidation Amount of $25 and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "PREFERRED SECURITIES CERTIFICATE" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

         "PROPERTY TRUSTEE" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "REDEMPTION DATE" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date shall be a Redemption Date for a Like Amount of Trust Securities.

         "REDEMPTION PRICE" means, with respect to any date fixed for redemption of any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to such date.

         "RELEVANT TRUSTEE" shall have the meaning specified in Section 8.10.

         "RESPONSIBLE OFFICER", when used with respect to the Property Trustee, means any Vice President or any trust officer of the Property Trustee, which in each case is assigned by the Property Trustee to its Corporate Trust Office (or any successor department), and also means, with respect to a particular corporate trust matter, any other trust officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SECURITIES REGISTER" and "TRANSFER AGENT AND REGISTRAR" have the respective meanings specified in Section 5.04.

         "SECURITYHOLDER" or "HOLDER" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

          "SPECIAL ADMINISTRATIVE TRUSTEE" shall have the meaning specified in
Section 8.10.

         "SPECIAL EVENT" means a Tax Event or an Investment Company Event.

         "STATED MATURITY" has the meaning specified in the Subordinated Indenture.

         "SUBORDINATED INDENTURE" means the Indenture, dated as of _____________, 2001, between the Debenture Issuer and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "TAX EVENT" means the receipt by the Administrative Trustees of an Opinion of Counsel from nationally recognized independent counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of the issuance of the Preferred Securities), (c) any interpretation or pronouncement of any such body, court, agency or authority, that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position, or
(d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated or effective, or which interpretation or pronouncement is issued or announced, or which action is taken, in each case on or after the date of the issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) interest payable on the Debentures is not, or will not be, fully deductible by Cleveland Electric for United States federal income tax purposes or (iii) the Trust is, or will be, subject to more than a de minimus amount of other taxes, duties or other governmental charges.

         "TRUST" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

         "TRUST AGREEMENT" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUST PROPERTY" means (i) the Debentures, (ii) any cash on deposit in, or owing to, the Payment Account and (iii) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "TRUST SECURITY" means any one of the Common Securities or the Preferred Securities.

         "TRUST SECURITIES CERTIFICATE" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

         "UNDERWRITING AGREEMENT" means the Underwriting Agreement, dated as of _____________, 2001, among the Trust, Cleveland Electric and the underwriters named therein.

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST
                           --------------------------

         Section 2.01 NAME. The Trust created and continued hereby shall be known as Cleveland Electric Financing Trust I. Such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.02 OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711, or at such other address in Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is c/o The Cleveland Electric Illuminating Company, 76 South Main Street, Akron, Ohio 44308.

         Section 2.03 INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         Section 2.04 ISSUANCE OF THE PREFERRED SECURITIES. On _____________, 2001, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees or any one of them, on behalf of the Trust, shall execute and deliver to the underwriters named therein Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of _____________ Preferred Securities having an aggregate Liquidation Amount of $_____________ against receipt of the aggregate purchase price of such Preferred Securities of $_____________ ($_____ per Preferred Security) which amount the Administrative Trustees shall promptly deliver to or to the order of the Property Trustee. In the event and to the extent the over-allotment option granted by the Trust and the Depositor pursuant to the Underwriting Agreement is exercised by such underwriters, on the Option Closing Date, the Administrative Trustees or any one of them, on behalf of the Trust, shall execute and deliver to the underwriters named therein Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount up to ______ Preferred Securities having an aggregate Liquidation Amount of up to $_______ against receipt of the aggregate purchase price of such Preferred Securities of up to $______ ($_____ per Preferred Security), which amount the Administrative Trustees shall promptly deliver to or to the order of the Property Trustee.

         Section 2.05 ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES. Contemporaneously with the execution and delivery of this Trust Agreement, (a) the Administrative Trustees or any one of them, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of _____________ Common Securities having an aggregate Liquidation Amount of $_____________, and in payment of the purchase price for such Common Securities, the Depositor shall deliver to the Trust the sum of $_____________; and (b) the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee on behalf of the Holders of the Trust Securities and having an aggregate principal amount equal to $_____________, and, in payment of the purchase price for such Debentures the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $_____________. In the event and to the extent the over-allotment option granted by the Trust and the Depositor pursuant to the Underwriting Agreement is exercised by such underwriters, on the Option Closing Date, (a) the Administrative Trustees or any one of them, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of up to _______ Common Securities having an aggregate Liquidation Amount of up to $_______ against payment by the Depositor of such amount; and (b) the Administrative Trustees or any one of them, on behalf of the Trust, shall subscribe to and purchase from the Depositor additional Debentures, registered in the name of the Property Trustee on behalf of the Holders of the Trust Securities and having an aggregate principal amount of up to $______, and, in payment of the purchase price for such additional Debentures the Property Trustee, on behalf of the Trust, shall deliver to the Depositor an amount equal to the aggregate principal amount of the additional Debentures being purchased.

         Section 2.06 DECLARATION OF TRUST. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act, and, notwithstanding the foregoing or any other provision of this Trust Agreement, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein.

         Section 2.07 AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS. (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article VIII of this Trust Agreement, and in accordance with the following provisions (ii) and (iii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                        (i) As among the Trustees, the Administrative Trustees, acting singly or collectively, shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                                    (A) the issuance and sale of the Trust
                  Securities;

                                    (B) to cause the Trust to enter into, and to
                  execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the consummation hereof;

                                    (C) assisting in the registration of the
                  Preferred Securities under the Securities Act of 1933, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                                    (D) assisting in the listing of the
                  Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                                    (E) the sending of notices (other than
                  notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                                    (F) the appointment of a Paying Agent,
                  authenticating agent and Transfer Agent and Registrar in accordance with this Trust Agreement;

                                    (G) registering transfers of the Trust
                  Securities in accordance with this Trust Agreement in their capacity as initial Transfer Agent and Registrar;

                                    (H) to the extent provided in this Trust
                  Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                                    (I) unless otherwise determined by the
                  Depositor or the Property Trustee, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute and deliver on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute and deliver pursuant to this Trust Agreement; and

                                    (J) the taking of any action incidental to
                  the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to protect and conserve the Trust Property for the benefit of the

                  Securityholders (without consideration of the effect of any such action on any particular Securityholder).

The Administrative Trustee shall give notice to the Securityholders of any Extension Period or any extension on the Stated Maturity in accordance with this Trust Agreement.

                       (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following ministerial matters:

                                    (A) the establishment of the Payment
                  Account;

                                    (B) the receipt of the Debentures;

                                    (C) the  deposit of interest, principal and
                  any other payments made in respect of the Debentures in the Payment Account;

                                    (D) the distribution of amounts owed to the
                  Securityholders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

                                    (E) the sending of notices of default and
                  other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with the terms of this Trust Agreement;

                                    (F) the distribution of the Trust Property
                  in accordance with the terms of this Trust Agreement;

                                    (G) to cause the Trust to enter into, and to
                  execute, deliver and perform on behalf of the Trust, the Certificate Depository Agreement;

                                    (H) as provided in this Trust Agreement, the
                  winding up of the affairs of and liquidation of the Trust and the execution of the certificate of cancellation to be prepared and filed by the Administrative Trustees with the Secretary of State of the State of Delaware; and

                                    (I) the taking of any ministerial action
                  incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

Subject to this Section 2.07(a)(ii), the Property Trustee shall have none of the duties, powers or authority of the Administrative Trustees set forth in Sections 2.07(a)(i) and 2.07(d) or the Depositor set forth in Sections 2.07(c) and 2.07(d). The Property Trustee shall have the power and authority to exercise all of the rights, powers and privileges of a holder of Debentures under the Subordinated Indenture and, if an Event of Default occurs and is continuing, the Property Trustee may, for the benefit of Holders of the Trust Securities, in its discretion, proceed to protect and enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of such Trust Securities.

                  (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement,
(ii) sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to be treated as an association taxable as a corporation for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or
(v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

                  (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                      (i) to prepare for filing, execute and file with the Commission on behalf of the Trust a registration statement on Form S-2 in relation to the Preferred Securities and the Debentures, including any amendments thereto;

                      (ii) to determine the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

                      (iii) to prepare for filing, execute and file with the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market on behalf of the Trust an application for listing upon notice of issuance of any Preferred Securities;

                      (iv) to prepare for filing, execute and file with the Commission on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, including any amendments thereto;

                      (v) to negotiate the terms of, and execute and deliver, the Underwriting Agreement providing for the sale of the Preferred Securities; and

                      (vi) any other actions necessary or desirable to carry out any of the foregoing activities.

                  (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or treated as an association taxable as a corporation for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect the interests of the Holders of the Preferred Securities.

         Section 2.08 ASSETS OF TRUST. The assets of the Trust shall consist of the Trust Property.

         Section 2.09 TITLE TO TRUST PROPERTY. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders and the Trust in accordance with this Trust Agreement.

         Section 2.10 MERGERS. (a) The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except as provided by (b) and (c) of this Section 2.10 or by Section 9.04.

         (b) The Trust may, with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders of the Securities, the Delaware Trustee or the Property Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that:

                      (i) such successor entity (the "Successor Entity") either:

                                    (A) expressly assumes all of the obligations
                  of the Trust under the Securities; or

                                    (B) substitutes for the Securities other
                  securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank with respect to Distributions and payments upon liquidation, redemption and otherwise;

                      (ii) the Debenture Issuer expressly acknowledges a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee as the Holder of the Debentures;

                      (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the Preferred Securities are then listed or quoted;

                      (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

                      (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such Holders' interests in the Successor Entity as a result of such merger, consolidation, amalgamation or replacement);

                      (vi) such Successor Entity has a purpose substantially identical to that of the Trust;

                      (vii) prior to such merger, consolidation, amalgamation or replacement, the Trust has received an Opinion of Counsel of nationally recognized independent counsel to the Trust experienced in such matters to the effect that:

                                    (A) such merger, consolidation, amalgamation
                  or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the Holders' interest in the Successor Entity);

                                    (B) following such merger, consolidation,
                  amalgamation or replacement, neither the Trust nor the Successor Entity will be required to register as an Investment Company;

                                    (C) following such merger, consolidation,
                  amalgamation or replacement, the Trust (or the Successor Entity) will not be classified as an association taxable as corporation for United States federal income tax purposes; and

                     (viii) the Depositor guarantees the obligations of such Successor Entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee.

                  (c) Notwithstanding Section 2.10(b), the Trust shall not, without the consent of Holders of 100% in Liquidation Amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, unless the Trustees shall have received an Opinion of Counsel from nationally recognized independent counsel experienced in such matters, to the effect that such consolidation, amalgamation, merger or replacement would not cause the Trust or Successor Entity to be classified as an association taxable as a corporation for United States federal income tax purposes.

                                   ARTICLE III

                                 PAYMENT ACCOUNT
                                 ---------------

         Section 3.01 PAYMENT ACCOUNT. (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

                  (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION
                            -------------------------

         Section 4.01 DISTRIBUTIONS. (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from _____________, 2001, and, except in the event that Cleveland Electric exercises its right to extend the interest payment period for the Debentures pursuant to Section 3.01 of the Subordinated Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 or December 31 of each year, commencing on _____________, 2001. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 4.01(a), a "Distribution Date").

                  (b) Distributions payable on the Trust Securities shall be fixed at a rate of ___% per annum of the Liquidation Amount of the Trust Securities. Distributions that are in arrears for more than one quarter (whether due to an extension of the interest payment period for the Debentures under
Section 3.01 of the Subordinated Indenture or otherwise) will accrue interest at the rate per annum set forth above and the interest so accrued at the end of each quarter and remaining unpaid will itself bear interest thereafter (at the rate specified in the Trust Securities to the extent permitted by applicable law) until paid on the same basis. The term "Distributions" as used herein includes any such interest payable, unless otherwise stated. The amount of Distributions payable (and the amount, if any, of interest payable, including interest on overdue interest) for any full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year.

                  (c) Distributions on the Trust Securities shall be made and shall be deemed payable on each Distribution Date only to the extent that the Trust has funds legally available in the Payment Account for the payment of such Distributions.

                  (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date (whether or not a Business Day) 15 days prior to the relevant Distribution Date.

         Section 4.02 REDEMPTION. (a) On each Debenture Redemption Date and at Maturity (as defined in the Subordinated Indenture), the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

                  (b) Notice of redemption shall be given by the Administrative Trustees by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption or liquidation shall state:

                      (i) the Redemption Date;

                      (ii) the Redemption Price;

                      (iii) the CUSIP number;

                      (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

                      (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date.

                  (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be deemed payable on each Redemption Date only to the extent that the Trust has funds immediately available in the Payment Account for the payment of such Redemption Price.

                  (d) If the Administrative Trustees give a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price with respect to the Preferred Securities and shall give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.02(c), shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price with respect to the Preferred Securities and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the holders thereof. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Trust Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

                  (e) Payment of the Redemption Price on the Trust Securities shall be made to the Securityholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the fifteenth day (whether or not a Business Day) prior to the Redemption Date.

                  (f) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Preferred Securities based on the relative liquidation amounts of such classes. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for a redemption of portions (equal to $25 or integral multiple thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

         Section 4.03 SUBORDINATION OF COMMON SECURITIES. (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, Preferred Securities then due and payable. The existence of an Event of Default does not entitle the Holders of Trust Securities to accelerate the maturity thereof.

                  (b) In the case of the occurrence of any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

         Section 4.04 PAYMENT PROCEDURES. Payments in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable distribution dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

         Section 4.05 TAX RETURNS AND REPORTS. The Administrative Trustees shall prepare (or cause to be prepared), and file, on behalf of the Trust, all applicable United States Federal, state and local tax returns and tax information reports that are required to be filed with respect to the Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES
                          -----------------------------

         Section 5.01 INITIAL OWNERSHIP. Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

         Section 5.02 THE TRUST SECURITIES CERTIFICATES. Subject to Section 5.11, the Preferred Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount and integral multiples of $25 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

         Section 5.03 DELIVERY OF TRUST SECURITIES CERTIFICATES. On the Closing Date and the Option Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations.

         Section 5.04 REGISTRATION OF TRANSFER AND EXCHANGE OF PREFERRED SECURITIES CERTIFICATES. The Transfer Agent and Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of Preferred Securities Certificates and the Common Securities Certificates (subject to Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. Until such time as they have appointed a Transfer Agent and Registrar under Section 2.07(a)(i)(F) hereof, the Administrative Trustees, acting together, shall be the initial Transfer Agent and Registrar.

         Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Administrative Trustees or any one of them on behalf of the Trust shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by the Administrative Trustee or Trustees. The Transfer Agent and Registrar shall not be required to register the transfer of or exchange (i) Preferred Securities during a period of 15 days immediately preceding the date on which notice identifying the serial numbers for the Preferred Securities called for redemption is mailed, or (ii) any Preferred Securities that have been called for redemption. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 5.08.

         Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Transfer Agent and Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Administrative Trustees in accordance with customary practice by trustees generally.

         No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

         Section 5.05 MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Transfer Agent and Registrar, or if the Transfer Agent and Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Transfer Agent and Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees or any one of them on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

         Section 5.06 PERSONS DEEMED SECURITYHOLDERS. Prior to due presentation of a Trust Securities Certificate for registration of transfer, the Trustees or the Transfer Agent and Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Transfer Agent and Registrar shall be bound by any notice to the contrary.

         Section 5.07 ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES. The Administrative Trustees shall furnish or cause to be furnished a list (x) to the Depositor, within

15 days after receipt by any Administrative Trustee of a request therefor in such form as such Administrative Trustees may reasonably require, of the names and addresses of the Securityholders as of the most recent Record Date and (y) to the Property Trustee, promptly after receipt by any Administrative Trustee of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement. If three or more Securityholders or one or more Holders of Trust Securities Certificates evidencing not less than 25% in outstanding Liquidation Amount apply in writing to any Administrative Trustee, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Administrative Trustees shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Securityholders. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold either the Depositor or the Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 5.08 MAINTENANCE OF OFFICE OR AGENCY. The Administrative Trustees shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the Bank, 101 Barclay Street, Floor 21 West, New York, New York 10286 as their principal trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and the Securityholders of any change in the location of the Securities Register or any such office or agency.

         Section 5.09 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Bank, and it may choose any co-paying agent that is acceptable to the Administrative Trustees and the Depositor. Any Person acting as a Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         Section 5.10 OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR. On the Closing Date and on each other date provided for in Section 2.05, the Depositor shall acquire, and thereafter retain, beneficial and record ownership of the Common Securities. Except in connection with a transaction involving the Depositor that would be permitted under Article VIII of the Subordinated Indenture, to the fullest extent permitted by law, any attempted transfer of the Common Securities shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT."

         Section 5.11 BOOK-ENTRY PREFERRED SECURITIES CERTIFICATES; COMMON SECURITIES CERTIFICATE. (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of one or more typewritten Global Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates (each a "Global Certificate"), to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a definitive Preferred Securities Certificate representing such Owner's interest in such Preferred Securities, except as provided in Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

                      (i) the provisions of this Section 5.11(a) shall be in full force and effect;

                      (ii) the Transfer Agent and Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of Distributions on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

                      (iii) to the extent that the provisions of this Section
         5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control;

                      (iv) the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 5.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants; and

                        (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Trust Certificates evidencing a specified percentage of the aggregate Liquidation Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the applicable class of Trust Certificates and has delivered such instructions to the Administrative Trustees.

                  (b) Common Securities Certificates representing the Common Securities shall be issued to the Depositor in the form of a typewritten or definitive Common Securities Certificate.

         Section 5.12 NOTICES TO CLEARING AGENCY. To the extent a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

         Section 5.13 DEFINITIVE PREFERRED SECURITIES CERTIFICATES. If (i) the Depositor elects and advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount of Preferred Securities advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to such Owners requesting the same. Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Book Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency. Neither the Transfer Agent and Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

         Section 5.14 RIGHTS OF SECURITYHOLDERS. The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities, and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. Except as otherwise provided in the Expense Agreement and Section 10.01 hereof, the Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING
                    -----------------------------------------

         Section 6.01 LIMITATIONS ON VOTING RIGHTS. (a) Except as provided in this Section, in Sections 10.03 and 8.10 hereof, and in the Subordinated Indenture and the Guarantee, and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

                  (b) The Holders of a majority in aggregate Liquidation Amount of the Outstanding Preferred Securities will have the right to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures under the Subordinated Indenture; (ii) on behalf of the Holders, waive any past Debenture Event of Default that is waivable under the Subordinated Indenture; or (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; provided, however, that where a consent under the Subordinated Indenture requires the consent of all holders of the Debentures affected thereby, the Property Trustee may only give such consent at the direction of all Holders of the Preferred Securities. If the Property Trustee fails to enforce its rights under the Debentures, to the fullest extent permitted by law, a Holder of Preferred Securities may, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against the Debenture Issuer to enforce the Property Trustee's rights under the Debentures without first instituting any legal proceeding against the Property Trustee or any other Person. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy under the Subordinated Indenture, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or (iii), unless it shall receive an Opinion of Counsel from nationally recognized independent counsel experienced in such matters, to the effect that the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

                  (c) If any proposed amendment to this Trust Agreement provides for, or the Trustees otherwise propose to effect, other than pursuant to the terms of this Trust Agreement, (i) any action that would adversely affect the powers, preferences or special rights of the Holders of the Preferred Securities, whether by way of amendment to this Trust Agreement or otherwise, or
(ii) the dissolution, winding-up or termination of the Trust, then the Holders of Outstanding Preferred Securities will be entitled to vote as a class on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least 66-2/3% in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would be classified as an association taxable as a corporation for United States Federal income tax purposes, and the Trustees shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel from nationally recognized independent counsel experienced in such matters to such effect.

                  (d) If (i) the Trust fails to make Distributions in full on the Preferred Securities for six (6) consecutive quarterly Distribution periods, or (ii) an Event of Default occurs and is continuing (each of (i) and (ii) being an "Appointment Event"), then the Holders of the Preferred Securities, acting as a single class, will be entitled by the vote of a majority in Liquidation Amount of the Outstanding Preferred Securities to appoint a Special Administrative Trustee in accordance with Section 8.10 of this Trust Agreement. Any Holder of Preferred Securities (other than the Depositor, or any entity directly or indirectly controlling or controlled, by or under direct or indirect common control with the Depositor) will be entitled to nominate any person to be appointed as Special Administrative Trustee. For purposes of determining whether the Trust has failed to make Distributions in full on the Preferred Securities for six (6) consecutive quarterly Distribution periods, Distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative Distributions have been or are contemporaneously are paid with respect to all quarterly Distribution periods terminating on or prior to the date of payment of such cumulative Distributions. Not later than 30 days after such right to appoint a Special Administrative Trustee arises, the Administrative Trustees will convene a meeting of the Holders of the Preferred Securities for the purpose of appointing a Special Administrative Trustee. If the Administrative Trustees fail to convene such meeting within such 30-day period, the Holders of 10% in Liquidation Amount of the Outstanding Preferred Securities will be entitled to convene such a meeting in accordance with Section
6.03 of this Trust Agreement. Notwithstanding the appointment of a Special Administrative Trustee, Cleveland Electric as issuer of the Debentures shall retain all rights under the Indenture, including the right to extend the interest payment period on the Debentures.

         Section 6.02 NOTICE OF MEETINGS. Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees pursuant to Section 10.08 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         Any and all notices to which any Preferred Securityholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Preferred Securityholder of record at his last known address as recorded on the Securities Register.

         Section 6.03 MEETINGS OF PREFERRED SECURITYHOLDERS. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders if directed to do so in writing by the Holders of at least 25% in Liquidation Amount of the Outstanding Preferred Securities, and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which the Preferred Securityholders are entitled to vote.

         Holders of at least 50% in Liquidation Amount of the Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of Securityholders. If a quorum is present at a meeting, an affirmative vote by the Holders of the lesser of (i) 66-2/3% in Liquidation Amount of Preferred Securities present, either in person or by proxy, at such meeting and
(ii) a majority in Liquidation Amount of the Outstanding Preferred Securities shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

         Section 6.04 VOTING RIGHTS. Securityholders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

         Section 6.05 PROXIES, ETC. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

         Section 6.06 SECURITYHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Securityholders at a meeting may be taken without a meeting and without prior notice if the Holders of a majority in Liquidation Amount of all Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

         Section 6.07 RECORD DATE FOR VOTING AND OTHER PURPOSES. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

         Section 6.08 ACTS OF SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

         The ownership of Preferred Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

         If any dispute shall arise between the Securityholders of Trust Securities and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         Section 6.09 INSPECTION OF RECORDS. Subject to Section 5.07 concerning access to the list of Securityholders, upon reasonable notice to the Administrative Trustees and the Property Trustee, the other records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                   ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES OF THE
                    PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE
                    -----------------------------------------

         Section 7.01 PROPERTY TRUSTEE. The Property Trustee hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

                  (a) the Property Trustee is a banking corporation or trust company duly organized, validly existing and in good standing under the laws of the State of New York;

                  (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                  (c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (d) the execution, delivery and performance by the Property Trustee of this Trust Agreement will not violate, conflict with or constitute a breach of the Property Trustee's charter or by-laws; and

                  (e) neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee contemplated herein require the consent or approval of, the giving of notice to, the registration with any Federal or New York banking authority.

         Section 7.02 DELAWARE TRUSTEE. The Delaware Trustee represents and warrants for the benefit of the Depositor and the Securityholders that:

                  (a) the Delaware Trustee is a banking corporation or trust company duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

                  (c) this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (d) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement will not violate the Delaware Trustee's charter or by-laws; and

                  (e) neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein require the consent or approval of, the giving of notice to, the registration with any Federal or Delaware banking authority.


                                  ARTICLE VIII

                                  THE TRUSTEES
                                  ------------

         Section 8.01 CERTAIN DUTIES AND RESPONSIBILITIES. (a) The duties and responsibilities of the Trustees shall be restricted to those set forth in the express provisions of this Trust Agreement and, in the case of the Property Trustee, as provided in the Trust Indenture Act in respect of an indenture trustee under that Act, and no implied covenants or obligations shall be read into this Trust Agreement against any of the Trustees. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term "default" is hereby defined as an Event of Default which has occurred and is continuing. Notwithstanding the foregoing, no provision of this Trust Agreement shall require any of the Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding anything contained in this Trust Agreement to the contrary, the duties and responsibilities of the Property Trustee under this Trust Agreement shall be subject to the protections, exculpations and limitations on liability afforded to the Property Trustee under this Trust Agreement, the Delaware Business Trust Act, to the extent applicable, Rule 3a-7 under the Investment Company Act or any successor rule thereunder, and to an indenture trustee under the Trust Indenture Act. For the purposes of Section 315(d)(2) of the Trust Indenture Act, the term "responsible officer" is hereby defined as a Responsible Officer and the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller of the Property Trustee, or any other officer of the Property Trustee customarily performing functions similar to those performed by a Responsible Officer or any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.01.

                  (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property and only to the extent that there shall be sufficient income or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

                  (c) All duties and responsibilities of the Property Trustee contained in this Trust Agreement are subject to the following:

                        (i) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Trust Property and the Property Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement, as an indenture trustee under the Trust Indenture Act, the Delaware Business Trust Act and, to the extent applicable, Rule 3a-7 under the Investment Company Act or any successor rule thereunder;

                       (ii) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Trust Property or the payment of any taxes or assessments levied thereon or in connection therewith;

                      (iii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 2.07(a)(ii)(A) and except to the extent otherwise required by law;

                       (iv) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

         Section 8.02 NOTICE OF DEFAULTS. Within five Business Days after the occurrence of any Event of Default known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of any default known to the Property Trustee to the Securityholders, the Administrative Trustees and the Depositor, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         Section 8.03 CERTAIN RIGHTS OF PROPERTY TRUSTEE. Subject to the provisions of Section 8.01 and except as provided by law:

                  (a) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate or an instrument signed by the requisite number of Administrative Trustees, as the case may be; and any resolution of the Board of Directors mentioned herein may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

                  (d) the Property Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Property Trustee shall be under no obligation to expend or risk its own funds or to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Property Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Depositor personally or by agent or attorney;

                  (g) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (h) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

                  (i) the Property Trustee shall not be charged with knowledge or deemed to have notice of any default, Event of Default, Appointment Event or Special Event with respect to the Trust Securities unless either (1) a Responsible Officer of the Property Trustee shall have actual knowledge of the default, Event of Default, Appointment Event or Special Event, as the case may be, or (2) written notice of such default, Event of Default, Appointment Event or Special Event, as the case may be, shall have been received by a Responsible Officer of the Property Trustee at the Corporate Trust Office of the Trustee by the Depositor, the Administrative Trustees or by any Holder of the Trust Securities, and such notice references the Trust Securities or this Trust Agreement;

                  (j) no provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Property Trustee shall be construed to be a duty;

                  (k) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities) (or any re-recording, refiling or registration thereof);

                  (l) the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                  (m) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Securities, which instructions may only be given by the Holders of the same Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of this Trust Agreement in respect of such remedies, right or action,
(ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions; and

                  (n) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         Section 8.04 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof, nor as to the validity or sufficiency of this Trust Agreement or the Trust Securities. The Trustees shall not be accountable for the use or application by the Trust of the proceeds of the Trust Securities in accordance with Section 2.05.

         Section 8.05 MAY HOLD SECURITIES. Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and except as provided in the definitions of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

         Section 8.06 COMPENSATION; FEES; INDEMNITY. The Depositor agrees:

                  (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustees for, and to hold the Trustees harmless from and against, any and all loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

         As security for the performance of the obligations of the Depositor under this Section, each of the Trustees shall have a lien prior to the Trust Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of Distributions on the Trust Securities. "Trustee" for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

         In addition to the rights provided to each Trustee herein and not by way of prejudice, when a Trustee incurs expenses or renders services in connection with an Event of Default resulting from a Bankruptcy Event with respect to the Trust, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

         The provisions of this Section 8.06 shall survive the termination of this Trust Agreement and the payment of the Trust Securities.

         Section 8.07 CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY TRUSTEES.
(a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind such entity.

                  (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

         Section 8.08 CONFLICTING INTERESTS. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. The Subordinated Indenture and the Guarantee shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the Trust Indenture Act.

         Section 8.09 CO-TRUSTEES AND SEPARATE TRUSTEE. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of the Common Securities and the Administrative Trustees shall, by agreed action of the majority of such Trustees, have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of

Default under the Subordinated Indenture has occurred and is continuing, the Administrative Trustees alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 8.07.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

                  (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees.

                  (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

                  (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Subordinated Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                  (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other Trustee hereunder.

                  (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

                  (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

         Section 8.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR; SPECIAL ADMINISTRATIVE TRUSTEE. No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of Section 8.11.

         The Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Trust. If the instrument of acceptance by a successor Relevant Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities. Unless an Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at any time by Act of the Common Securityholder. If an Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at such time by Act of the Securityholders of a majority in Liquidation Amount of the Outstanding Preferred Securities delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust).

         If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as Relevant Trustee at a time when no Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as the Relevant Trustee at a time when an Event of Default shall have occurred and be continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Outstanding Preferred Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and the Relevant Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

         The Property Trustee on behalf of the Trust and the Relevant Trustee shall give notice of each resignation and each removal of the Relevant Trustee with respect to the Trust Securities and the Trust and each appointment of a successor Trustee with respect to the Trust Securities and the Trust to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee with respect to the Trust Securities and the Trust and the address of its Corporate Trust Office. Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by
(i) the unanimous act of remaining Administrative Trustees if there are at least two of them or (ii) otherwise by the Depositor (with the successor in each case being an individual who satisfies the eligibility requirement for Administrative Trustees or Delaware Trustee, as the case may be, set forth in Section 8.07). Additionally, notwithstanding the foregoing or any other provision of this Trust Agreement, in the event the Depositor reasonably believes that any Administrative Trustee who is a natural person has become incompetent or incapacitated, the Depositor, by notice to the remaining Trustees, may terminate the status of such Person as an Administrative Trustee (in which case the vacancy so created will be filled in accordance with the preceding sentence).

         Notwithstanding the foregoing, if an Appointment Event has occurred and is continuing, one (1) additional Administrative Trustee (the "Special Administrative Trustee") may be appointed by vote of the Holders of a majority in Liquidation Amount of the Outstanding Preferred Securities, voting as a class at a meeting of the Holders of the Preferred Securities, and such Special Administrative Trustee may only be removed (otherwise than as set forth in the next sentence) by vote of the Holders of a majority in Liquidation Amount of the Outstanding Preferred Securities, voting as a class at a meeting of the Holders of the Preferred Securities. A Special Administrative Trustee shall only hold office while an Appointment Event is continuing and shall cease to hold office immediately after the Appointment Event pursuant to which the Special Administrative Trustee was appointed and all other Appointment Events cease to be continuing. Any Special Administrative Trustee may resign from office (without need for a prior or subsequent accounting) by an instrument in writing signed by the Special Administrative Trustee and delivered to the Depositor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of a Special Administrative Trustee shall be effective until the 60th day following delivery of the instrument of resignation of the Special Administrative Trustee to the Depositor and the Trust or such later date specified in such instrument during which period the Holders of the Preferred Securities shall have the right to appoint a successor Special Administrative Trustee as provided in this Section.

         Section 8.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. In case of the appointment hereunder of a successor Relevant Trustee with respect to all Trust Securities and the Trust, every such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on the request of the Depositor or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Relevant Trustee all the rights, powers and trusts of the retiring Relevant Trustee and shall duly assign, transfer and deliver to such successor Relevant Trustee all property and money held by such retiring Relevant Trustee hereunder, subject, nevertheless, to the retiring Trustee's prior lien provided for in Section 8.06.

         In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee (if required by the Depositor) and each successor Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (2) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Relevant Trustee, such retiring Relevant Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

         Section 8.12 MERGER, CONVERSION, CONSOLIDATION SUCCESSION TO BUSINESS. Any corporation into which the Property Trustee, Delaware Trustee or any Administrative Trustee which is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 8.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST. If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor). For purposes of Section 311(b) of the Trust Indenture Act:

                  (a) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                  (b) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Depositor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Property Trustee or Delaware Trustee simultaneously with the creation of the creditor relationship with the Depositor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         Section 8.14 REPORTS BY PROPERTY TRUSTEE. (a) The Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Such of those reports as are required to be transmitted by the Property Trustee pursuant to Section 313(a) of the Trust Indenture Act shall be so transmitted within 60 days after [July 31] of each year, commencing [July 31], _____.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which the Trust Securities are listed, with the Commission and with the Depositor. The Depositor will notify the Property Trustee when any Trust Securities are listed on any stock exchange or of any delisting thereof.

         Section 8.15 REPORTS TO THE PROPERTY TRUSTEE. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information (if any) as required by Section 314 and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents by the Depositor to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Depositor's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 8.16 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement (including any covenants compliance with which constitutes a condition precedent) that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

         Section 8.17 NUMBER OF TRUSTEES. (a) The number of Trustees (exclusive of any Special Administrative Trustee) shall be four (4), provided that Depositor, by written instrument may increase or decrease the number of Administrative Trustees.

                  (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

                  (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         Section 8.18 DELEGATION OF POWER. (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

                  (b) the Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

         Section 8.19 FIDUCIARY DUTY. (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Trust Agreement shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person;

                  (b) Unless otherwise expressly provided herein:

                       (i) whenever a conflict of interest exists or arises between an Indemnified Person and any Covered Person; or

                       (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Trust Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise; and

                  (c) Whenever in this Trust Agreement an Indemnified Person is permitted or required to make a decision

                        (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

                       (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Trust Agreement or by applicable law.


                                   ARTICLE IX

                           DISSOLUTION AND LIQUIDATION
                           ---------------------------

         Section 9.01 DISSOLUTION UPON EXPIRATION DATE. The Trust shall automatically dissolve on _____________ (the "Expiration Date"). Following such dissolution, the Trust Property shall be distributed in accordance with Section 9.04.

         Section 9.02 EARLY DISSOLUTION. Upon the first to occur of any of the following events (such first occurrence, an "Early Termination Event"):

                      (i) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

                      (ii) the election by the Depositor to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, distribute the Debentures to Holders of the Trust Securities in liquidation of the Trust;

                      (iii) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures; and

                      (iv) an order for judicial dissolution of the Trust having been entered by a court of competent jurisdiction;

the Trust shall terminate and the Trustees shall take such action as is required by Section 9.04.

         Section 9.03 DISSOLUTION. The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following: (i) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (ii) the payment of any expenses or other liabilities owed by the Trust; and (iii) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

         Section 9.04 LIQUIDATION. (a) If an Early Termination Event specified in Section 9.02 occurs, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be appropriate by causing the Property Trustee to, in the case of subsections (i), (ii) or (iv) of said
Section 9.02, distribute to each Securityholder a Like Amount of Debentures, subject to Section 9.04(d), and in the case of subsection (iii) of said Section 9.02, redeem the Preferred Securities pursuant to Section 4.02. In the case of subsections (i), (ii) and (iv) of Section 9.02, notice of liquidation shall be given by the Administrative Trustees by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                      (i) state the Liquidation Date;

                      (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

                      (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.04(d) applies receive a Liquidation Distribution, as the Administrative Trustee or the Property Trustee shall deem appropriate.

                  (b) Except where Section 9.02(iii) or 9.04(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

                  (c) Except where Section 9.02(iii) or 9.04(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

                  (d) In the event that, notwithstanding the other provisions of this Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if an Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

                  (e) If the Debentures are distributed to the Holders of the Preferred Securities, the Debenture Issuer will use its best efforts to cause the Debentures to be listed on the New York Stock Exchange or on such other exchange, if any, as the Preferred Securities are then listed.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 10.01 GUARANTEE BY THE DEPOSITOR. Subject to the terms and conditions hereof, the Depositor irrevocably and unconditionally guarantees to each Person to whom the Trust is now or hereafter becomes indebted or liable (the "Guarantee Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Guarantee Beneficiaries. As used in this Section, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to Holders of the Preferred Securities or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This guarantee is intended to be for the benefit of, and to be enforceable by, all such Guarantee Beneficiaries, whether or not such Guarantee Beneficiaries have received notice hereof.

         Section 10.02 LIMITATION OF RIGHTS OF SECURITYHOLDERS. The death, bankruptcy, dissolution, termination or incapacity of any Person having an interest, beneficial or otherwise, in a Trust Security shall not operate to terminate this Trust Agreement, nor dissolve, terminate or annul the Trust, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Section 10.03 AMENDMENT. (a) This Trust Agreement may be amended from time to time by the Depositor, without the consent of any Securityholders or any of the Trustees, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Trust Securities are outstanding; provided, however, that, except in the case of clause (ii), such amendment or action shall not adversely affect in any material respect the interests of any Securityholder and, in the case of clause (i), any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

                  (b) Except as provided in Section 10.03(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than 66-2/3% in Liquidation Amount of the Trust Securities then Outstanding and
(ii) receipt by the Trustees of an Opinion of Counsel from nationally recognized independent counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not cause the Trust to be classified as an association taxable as a corporation for United States federal income tax purposes or affect the Trust's exemption from status of an "investment company" under the Investment Company Act of 1940, as amended.

                  (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein without the unanimous consent of the Securityholders, paragraph (b) of this Section 10.03 may not be amended.

                  (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act of 1940, as amended, afforded by Rule 3a-5 thereunder.

                  (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor or a Trustee, as the case may be, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor or such Trustee, or, in the case of the Trustees, without the consent of each Trustee whose rights, duties or immunities hereunder would be affected thereby.

                  (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

                  (g) The Property Trustee and the Delaware Trustee may join in the execution of or consent to any amendment to the Trust Agreement in which case they shall be entitled to receive and rely upon an Opinion of Counsel as conclusive evidence that such amendment to this Trust Agreement is authorized or permitted by, and conforms to, the terms of this Section 10.03, has been duly authorized by and lawfully executed and delivered on behalf of the other requisite parties, and that it is proper for the Property Trustee under the provisions of this Section 10.03 to accept the additional trusts created thereby and, if so requested, for the Property Trustee or the Delaware Trustee to join in the execution thereof or consent thereto.

         Section 10.04 SEPARABILITY. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.05 GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

         Section 10.06 SUCCESSORS. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Trust or a Relevant Trustee or both, including any successor by operation of law.

         Section 10.07 HEADINGS. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement. All references in this Trust Agreement to Articles and Sections are to Articles and Sections of this Trust Agreement unless otherwise specified.

         Section 10.08 NOTICE AND DEMAND. Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (i) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register and (ii) in the case of the Common Securityholder or the Depositor, to The Cleveland Electric Illuminating Company, 76 South Main Street, Akron, Ohio 44308, Attention: Treasurer, facsimile no. (330) 384-3772. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows:
(i) with respect to the Property Trustee and the Delaware Trustee, The Bank of New York, 101 Barclay Street, Floor 21 West, New York, NY 10286, Attention:
Corporate Trust Department with a copy to: The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust

Department; and (ii) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of Cleveland Electric Financing Trust I c/o Treasury Department". Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

         Section 10.09 AGREEMENT NOT TO PETITION. Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy
Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this
Section 10.09 shall survive the termination of this Trust Agreement.

         Section 10.10 TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.
(a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

                  (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

                  (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  (d) THE APPLICATION OF THE TRUST INDENTURE ACT TO THIS TRUST AGREEMENT SHALL NOT AFFECT THE NATURE OF THE TRUST SECURITIES AS EQUITY SECURITIES REPRESENTING UNDIVIDED BENEFICIAL INTERESTS IN THE ASSETS OF THE TRUST. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

         Section 10.11 COUNTERPARTS. This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees of one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


                                 THE CLEVELAND ELECTRIC ILLUMINATING COMPANY


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                 THE BANK OF NEW YORK,
                                        as Property Trustee


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                 THE BANK OF NEW YORK (DELAWARE),
                                        as Delaware Trustee


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                 -----------------------------------------------
                                 __________________ as Administrative Trustee


                                 -----------------------------------------------
                                 __________________ as Administrative Trustee

                              CERTIFICATE OF TRUST
                                       OF
                      CLEVELAND ELECTRIC FINANCING TRUST I

         THIS CERTIFICATE OF TRUST of Cleveland Electric Financing Trust I (the "Trust"), dated June 7, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

         1. NAME. The name of the business trust being created hereby is Cleveland Electric Financing Trust I.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                       THE BANK OF NEW YORK,
                                              not in its individual capacity but
                                              solely as Property Trustee

                                       By:    /s/ Terence T. Rawlins
                                              ----------------------------------
                                              Terence T. Rawlins
                                              Vice President


                                       THE BANK OF NEW YORK (DELAWARE),
                                              not in its individual capacity but
                                              solely as Delaware Trustee

                                       By:    /s/ Michael Santino
                                              ----------------------------------
                                              Michael Santino
                                              Senior Vice President

                                       /s/ Thomas Navin
                                       -----------------------------------------
                                       Thomas Navin,
                                              not in his individual capacity but
                                              solely as Administrative Trustee

                                       /s/ Randy Scilla
                                       -----------------------------------------
                                       Randy Scilla,
                                              not in his individual capacity but
                                              solely as Administrative Trustee

         TRUST AGREEMENT, dated as of June 7, 2001, among (i) The Cleveland Electric Illuminating Company, an Ohio corporation (the "Depositor" or "Cleveland Electric"), (ii) The Bank of New York, a banking corporation duly organized and existing under the laws of New York, as trustee (the "Property Trustee"), (iii) The Bank of New York (Delaware), a banking corporation duly organized under the laws of Delaware, as Delaware trustee (the "Delaware Trustee"), and (iv) Thomas Navin, an individual, and Randy Scilla, an individual, each of whose address is c/o The Cleveland Electric Illuminating Company, 76 South Main Street, Akron, Ohio 44308, as trustees (each an "Administrative Trustee" and together the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Cleveland Electric Financing Trust I" (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto.

         3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as Exhibit 4.2 to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the Depositor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-2 (the "1933 Act Registration Statement") and any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust, and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under
Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable, (iv) to execute and deliver letters or documents to, or instruments for filing with a depository relating to the Preferred Securities of the Trust, and (v) to execute on behalf of the Trust an Underwriting Agreement among the Trust, the Depositor and the underwriters named therein, substantially in the form to be included as Exhibit 1(a) of the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) or (iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws, to be executed on behalf of the Trust by the Trustees, Thomas Navin and Randy Scilla, in their capacities as Administrative Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of New York and The Bank of New York (Delaware), in their capacities as Property Trustee and Delaware Trustee of the Trust, respectively, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws. In connection with the filings referred to in clauses (i),(ii) or (iii) above, the Depositor and each Trustee, solely in its capacity as Trustee of the Trust and not in its individual capacity, hereby constitutes and appoints John H. Byington, Jr. and Lucas F. Torres, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact, and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Trust Agreement may be executed in one or more counterparts.

         6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than four (4); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any of the Trustees may resign upon thirty days prior notice to the Depositor.

         7. The Trust may be dissolved and terminated before the issuance of the preferred securities of the Trust at the election of the Depositor.

         8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY,
                                         as Depositor

                                  By:    /s/ Thomas C. Navin
                                         -------------------
                                         Thomas C. Navin
                                         Treasurer

                                  THE BANK OF NEW YORK,
                                         not in its individual capacity but
                                         solely as Property Trustee

                                  By:    /s/ Terence T. Rawlins
                                         ----------------------
                                         Terence T. Rawlins
                                         Vice President

                                  THE BANK OF NEW YORK (DELAWARE),
                                         not in its individual capacity but
                                         solely as Delaware Trustee

                                  By:    /s/ Michael Santino
                                         --------------------------------------
                                         Michael Santino
                                         Senior Vice President

                                  /s/ Thomas Navin
                                  ---------------------------------------------
                                  Thomas Navin,
                                         not in his individual capacity but
                                         solely as Administrative Trustee

                                  /s/ Randy Scilla
                                  ---------------------------------------------
                                  Randy Scilla,
                                         not in his individual capacity but
                                         solely as Administrative Trustee

                                                                       EXHIBIT B

                        Certificate Depository Agreement

                                                                   -------------

The Depository Trust Company
55 Water Street
49th Floor
New York, NY  10041-0099
Attention:  General Counsel's Office
Re:      Cleveland Electric Financing Trust I
         ___% Cumulative Trust Preferred Securities

Ladies and Gentlemen:

         The purpose of this letter is to set out certain matters relating to the above-referenced Preferred Securities (CUSIP No. _____________) (the "Securities") of Cleveland Electric Financing Trust I, a Delaware business trust (the "Trust" or the "Issuer"). The Securities are guaranteed as to the payment of distributions and as to payments on liquidation or redemption by The Cleveland Electric Illuminating Company ("Cleveland Electric"), as described in the Guarantee Agreement dated _____________, 2001, by Cleveland Electric and The Bank of New York as guarantee trustee with respect to the Securities. The Trust is selling the Securities to Underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated _____________, 2001, and the Underwriters wish to take delivery of the Securities through The Depository Trust Company ("DTC"). The Bank of New York is acting as transfer agent and registrar with respect to the Securities (the "Transfer Agent and Registrar" or the "Agent").

         To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its rules with respect to the Securities, the Trust and the Transfer Agent and Registrar agree as follows:

         (a) Prior to the closing of the sale of the Securities to the Underwriters, which is expected to occur on or about _____________, there shall be deposited with, or held by the Transfer Agent and Registrar as custodian for, DTC one or more global certificates (the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of _____________ Securities. Each Global Certificate shall bear the following legend:

                         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of
         DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         (b) The Amended and Restated Trust Agreement of the Trust relating to the Securities provides for the voting by holders of the Securities under certain circumstances. The Trust shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than fifteen (15) calendar days in advance of such record date.

         (c) In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Securities outstanding, the Trust or the Transfer Agent and Registrar shall send DTC a notice of such event five (5) business days prior to the effective date of such event.

         (d) In the event of a cash dividend payment or other distribution, or an offering or issuance of rights, with respect to the Securities outstanding, the Trust or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to such payment, distribution or rights offering or issuance; (b) any applicable expiration or deadline date, or any date by which an action on the part of the holders of Securities is required; and (c) the date any required notice is to be mailed to holders of Securities or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Trust or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transaction. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than thirty (30) days nor more than sixty (60) days prior to such cash dividend payment, distribution or offering or issuance of rights with respect to the Securities. After establishing the amount of payment to be made on the Securities, the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment five
(5) business days prior to the payment date.

         (e) In the event of a redemption by the Trust of the Securities, notice to holders of the Securities by the Trust or the Transfer Agent and Registrar specifying the terms of the redemption and the Publication Date of such notice shall be sent to DTC not less than thirty (30) days prior to such event by a secure means in the manner set forth in the preceding paragraph. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or
(516) 227-4190, and receipt of such notice shall be confirmed by telephoning
(516) 227-4070. Notice by mail or by any other means shall be sent to:

                            Call Notification Department
                            The Depository Trust Company
                            711 Stewart Avenue
                            Garden City, NY   11530-4719

         (f) In the event of any invitation to tender the Securities, notice by the Trust to holders of the Securities specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means and in a timely manner as described in Paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent by telecopy to DTC's Reorganization Department at (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                                    Manager, Reorganization Department
                                    Reorganization Window
                                    The Depository Trust Company
                                    7 Hanover Square, 23rd Floor
                                    New York, NY  10004-2695

         (g) All notices and payment advice sent to DTC shall contain the CUSIP number of the Securities and the accompanying description of the Securities, which, as of the date of this letter, is "Cleveland Electric Financing Trust __% Cumulative Trust Preferred Capital Securities, Series [ ]."

         (h) Notices to DTC's Dividend Department by telecopy shall be sent to
(212) 709-1723. Such notices by mail or by any other means shall be sent to:

                                    Manager, Announcements
                                    Dividend Department
                                    The Depository Trust Company
                                    7 Hanover Square, 23rd Floor
                                    New York, NY  10004

The Trust or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

         (i) Payments of dividends or other cash distributions with respect to the Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds on each payment date (or in accordance with existing arrangements between the Trust or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co. and shall be addressed as in paragraph 10 below.

         (j) Other cash payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Trust or the Transfer Agent and Registrar and DTC). Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

                                    NDFS Redemption Department
                                    The Depository Trust Company
                                    7 Hanover Square
                                    23rd Floor
                                    New York, NY  10004-2695

         (k) DTC may by prior written notice direct the Trust or the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

         (l) In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Trust's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Trust or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

         (m) DTC may discontinue its services as a securities depository with respect to the Global Certificate at any time by giving reasonable notice to the Trust or the Transfer Agent and Registrar (at which time DTC will confirm with the Trust or the Transfer Agent and Registrar the aggregate number of Securities deposited with, or held in custody for, it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, at DTC's request the Trust and the Transfer Agent and Registrar shall cooperate fully with DTC by taking prompt appropriate action to make alternative arrangements for book-entry settlement for the Securities or to make available one or more separate global certificates evidencing Securities to any participant having Securities credited to its DTC account, or issue Securities in certificated form to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Trust and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Trust or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Trust or the Transfer Agent and Registrar.

         (n) In the event that the Trust determines that beneficial owners of Securities shall be able to obtain certificated Securities, the Trust or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Trust or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Trust and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Trust or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Trust or the Transfer Agent and Registrar.

         (o) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of the Trust.


                                    Very truly yours,


                                    CLEVELAND ELECTRIC FINANCING TRUST I
                                           (As Issuer)


                                    By:
                                           -------------------------------------
                                           -------------
                                           Administrative Trustee


                                    By:    THE BANK OF NEW YORK
                                           (As Transfer Agent and Registrar)


                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:


RECEIVED AND ACCEPTED:


THE DEPOSITORY TRUST COMPANY


By:
       -----------------------------
       Authorized Officer

                                                                       EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE
                         EXCEPT AS PROVIDED IN THE TRUST
                          AGREEMENT (AS DEFINED BELOW)

Certificate No.                                                        Number of
                                                    Common Securities: _________

                    Certificate Evidencing Common Securities
                                       of
                      Cleveland Electric Financing Trust I

         Common Securities (liquidation amount $25 per Common Security)

         Cleveland Electric Financing Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that The Cleveland Electric Illuminating Company (the "Holder") is the registered owner of _____________ (_________) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). Except as provided in Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _____________, 2001, among The Cleveland Electric Illuminating Company, an Ohio corporation, The Bank of New York, a New York banking corporation, as trustee, The Bank of New York (Delaware), a Delaware banking corporation, as trustee, and Thomas Navin, an individual, as trustee, and Randy Scilla, an individual, as trustee (collectively, the "Administrative Trustees of the Trust"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt and acceptance of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, the undersigned Administrative Trustee of the Trust has executed this certificate this ___ day of _____________, 2001.


                                        Cleveland Electric Financing Trust I


                                        By:
                                               -------------------------------
                                               (as Administrative Trustee)

                                                                       EXHIBIT D

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

         AGREEMENT dated as of _____________, 2001, between The Cleveland Electric Illuminating Company, an Ohio corporation ("Cleveland Electric"), and Cleveland Electric Financing Trust I, a Delaware business trust (the "Trust").

         WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from Cleveland Electric and to issue and sell its ___% Cumulative Trust Preferred Securities, Series [ ], Due 2031 (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _____________, 2001 as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, Cleveland Electric is the issuer of the Debentures;

         NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Cleveland Electric hereby agrees shall benefit Cleveland Electric and which purchase Cleveland Electric acknowledges will be made in reliance upon the execution and delivery of this Agreement, Cleveland Electric (including in its capacity as holder of the Common Securities) and the Trust hereby agree as follows:

                                   ARTICLE I.

         Section 1.01 GUARANTEE BY CLEVELAND ELECTRIC. Subject to the terms and conditions hereof, Cleveland Electric hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Creditors") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Creditors. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Creditors, whether or not such Creditors have received notice hereof.

         Section 1.02 TERM OF AGREEMENT. This Agreement shall terminate and be of no further force and effect upon the date on which there are no Creditors remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Creditor must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by Cleveland Electric and The Bank of New York, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

         Section 1.03 WAIVER OF NOTICE. Cleveland Electric hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and Cleveland Electric hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 1.04 NO IMPAIRMENT. The obligations, covenants, agreements and duties of Cleveland Electric under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

                  (b) any failure, omission, delay or lack of diligence on the part of the Creditors to enforce, assert or exercise any right, privilege, power or remedy conferred on the Creditors with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

                  (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

         There shall be no obligation of the Creditors to give notice to, or obtain the consent of, Cleveland Electric with respect to the happening of any of the foregoing.

         Section 1.05 ENFORCEMENT. A Creditor may enforce this Agreement directly against Cleveland Electric, and Cleveland Electric waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Cleveland Electric.

                                   ARTICLE II.

         Section 2.01 BINDING EFFECT. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of Cleveland Electric and shall inure to the benefit of the Creditors.

         Section 2.02 AMENDMENT. So long as there remains any Creditor or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Creditor or to the holders of the Preferred Securities but, in any event, without the prior written consent of the Property Trust (as defined in the Trust Agreement).

         Section 2.03 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to wit:

                                    Cleveland Electric Financing Trust I
                                    c/o The Bank of New York
                                    101 Barclay Street, Floor 21 West
                                    New York, NY 10286
                                    Facsimile No.: (212) 815-5915
                                    Attention: Corporate Trust Department

                  with a copy to:

                                    The Bank of New York (Delaware)
                                    White Clay Center, Route 273
                                    Newark, Delaware 19711
                                    Facsimile No.: ___________.
                                    Attention: Corporate Trust Department.)

                                    The Cleveland Electric Illuminating Company
                                    76 South Main Street
                                    Akron, Ohio
                                    Attention: Treasurer
                                    Facsimile No.: (330) 384-3772.

         Section 2.04 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         THIS AGREEMENT is executed as of the day and year first above written.


                                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY


                                   By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                   CLEVELAND ELECTRIC FINANCING TRUST I


                                   By:
                                          -------------------------------------
                                          Name:
                                          Title:
                                          (as Administrative Trustees)

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


                                                                       EXHIBIT E

         [IF THE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT -] This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, to Cleveland Electric Financing Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate No.
Number of Preferred Securities: ____________
CUSIP NO.: _______________

                   Certificate Evidencing Preferred Securities
                                       of
                      Cleveland Electric Financing Trust I

        ___% Cumulative Trust Preferred Securities, Series [ ], Due 2031
                 (liquidation amount $25 per Preferred Security)

         Cleveland Electric Financing Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________ (the "Holder") is the registered owner of _____ (_____) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Cleveland Electric Financing Trust I ___% Cumulative Trust Preferred Securities, Series [ ], Due 2031 (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _____________, 2001, among The Cleveland Electric Illuminating Company, an Ohio corporation, The Bank of New York, a New York banking corporation, as trustee, The Bank of New York (Delaware), a Delaware banking corporation, as trustee, and


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

Thomas Navin, an individual, as trustee, and Randy Scilla, an individual, as trustee (collectively, the "Administrative Trustees of the Trust"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The holder of this certificate is entitled to the benefits of the Guarantee Agreement entered into by The Cleveland Electric Illuminating Company, an Ohio corporation, and The Bank of New York, as guarantee trustee, dated as of _____________, 2001, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate this __ day of _______________, 2001.


                                          Cleveland Electric Financing Trust I


                                          By:
                                                 -------------------------------
                                                 (as Administrative Trustee)


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



                                                                      ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

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(Insert assignee's social security or tax identification number)

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(Insert address and zip code of assignee)

and irrevocably appoints

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agent to transfer this Preferred Security Certificate on the books of the Trust.
The agent may substitute another to act for him or her.

Date:__________________

Signature:________________________

(Sign exactly as your name appears on the other side of this Preferred Security
                                  Certificate)

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